EXHIBIT 10.37

AMENDMENT TO THE CONSULTING AGREEMENT

This Amendment, effective the 31st day of December, 2010, (“Amendment Date”) is by and between IDERA PHARMACEUTICALS, INC., a Delaware corporation, having a place of business at 167 Sidney Street, Cambridge, Massachusetts 02139 (hereinafter referred to as “Idera”) and MALCOLM MACCOSS, PH.D., an individual being a Member of Bohicket Pharma Consulting LLC and having a place of residence located 2556 Seabrook Island Road, Seabrook Island, South Carolina 29455 (hereinafter referred to as the “Consultant”). Idera and Consultant may be referred to herein individually as a “Party” and collectively as the “Parties.”

Background

The Parties entered into a Consulting Agreement (“Agreement”), dated April 1, 2010 (“Effective Date”), which set forth certain terms and conditions for the Consultant to perform services for Idera.

The Parties now desire to amend the Agreement to extend the term for one (1) year, through December 31, 2011. The Parties recognize that the Agreement term expired on December 31, 2010, but that Services continued to be performed. As such, both Parties agree that continuity of the term is essential and thus agree to backdate the effective date of this Amendment to the Amendment Date as listed above.

NOW, THEREFORE, the Parties hereby agree as follows:

Section 2 of the Agreement shall be amended and restated in its entirety as follows:

TERM. This Agreement commences on the Effective Date and continues until December 31, 2011 (such period, as it may be extended, being referred to as the “Consultation Period”), unless sooner terminated in accordance with the provisions of Section 4.

All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

IDERA PHARMACEUTICALS, INC.		CONSULTANT

By:	/s/ Louis J. Arcudi,	By:	Malcolm MacCoss
	Louis J. Arcudi, III		Malcolm MacCoss, PhD
Chief Financial Officer

Date: 11 March 2011		Date: 3/7/11

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